UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55044 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

(1)
The Company’s Board of Directors has approved a dividend policy whereby the Company will issue to its shareholder a quarterly dividend equal to 20% of the net purse winnings that the Company receives from its thoroughbreds.  The Company typically receives 80% of the purse winnings with 10% being paid to the jockey and 10% to the trainer.  As such, the shareholders of the Company will receive approximately 16% of the purse winnings to be paid to shareholders of record at the end of each calendar quarter:  March 31, June 30, September 30 and December 31.  The next record for the dividend will be December 31, 2013.  The Company previously had expected the dividend to begin in February 2014 but decided to start paying the dividend with the initial dividend to be issued to shareholders of record of December 31, 2013.

(2)
On November 18, 2013 the Company’s Form 10 went effective thereby making Embarr Downs a fully reporting Company with the United States Securities Commission.  As a result, the Company will begin filing 10-Qs and 10-Ks and have 8-K reporting requirements.  The Company’s first quarter ended November 30, 2013 and its 10-Q will be due January 14, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013	Embarr Downs, Inc By: /s/ Joseph Wade Name: Joseph Wade Title: CEO